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                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                  ____________


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



      Date of report (Date of earliest event reported):  December 31, 1996


                   INTERNATIONAL REMOTE IMAGING SYSTEMS, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)




         Delaware                      1-9767                  94-2579751
(STATE OR OTHER JURISDICTION         (COMMISSION              (IRS EMPLOYER
       OF INCORPORATION)             FILE NUMBER)           IDENTIFICATION NO.)


9162 Eton Avenue, Chatsworth, California                            91311
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)



      Registrant's telephone number, including area code:  (818) 709-1244
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ITEM 5.  OTHER EVENTS.

         On December 31, 1996, the Registrant completed a sale of equity securities for approximately $3 million in a private placement to an investment fund (the "Fund"). Specifically, the Registrant sold (i) 3,000 shares of a new Series A Convertible Preferred Stock ("Preferred Stock") with a liquidation value of $1,000 per share and (ii) a warrant (the "Warrant") to purchase 84,270 shares of the Registrant's common stock ("Common Stock") at an exercise price of $3.56 per share. The Warrant exercise price was based on the average closing price of the Common Stock for the five trading days immediately preceding the closing of the sale.

         Each share of Preferred Stock is convertible into a number of shares of Common Stock equal to (i) the liquidation value of a share of Preferred Stock divided by (ii) a variable conversion price (discussed below). Any shares of Preferred Stock not voluntarily converted during the three years following their initial sale will be automatically converted into Common Stock on December 31, 1999. The Preferred Stock (i) is non-voting, (ii) is not entitled to any preferred dividends and (iii) is not subject to any mandatory or optional redemption provisions. As long as any of the shares of Preferred Stock are outstanding, the Registrant may not pay dividends on, or repurchase any shares of, the Common Stock (except for the payment of dividends solely in shares of Common Stock and certain repurchases of Common Stock, including the repurchase of up to $2.1 million from Boehringer Mannheim Corporation under an existing contractual requirement) without the written consent of the holders of a majority of the outstanding shares of Preferred Stock.

         The conversion price of the Preferred Stock (the "Conversion Price") is fixed at $3.56 per share of Common Stock until April 1, 1997. Based on the current Conversion Price, each share of Preferred Stock is convertible into approximately 281 shares of Common Stock, and the Registrant would issue approximately 843,000 shares of Common Stock if the Fund elected to convert all the outstanding shares of Preferred Stock. Commencing April 1, 1997, the Conversion Price will be equal to the lower of (i) 85% of the average closing bid price of the Common Stock for the five consecutive trading days immediately preceding the conversion date (but in no event less than $1.50) or (ii) $3.56. The Registrant has agreed to file with the Securities and Exchange Commission a registration statement for resale of the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrant, and the Conversion Price is subject to certain adjustments in the event that the registration statement is not declared effective by May 30, 1997.

          Furthermore, if the Registrant obtains additional financing prior to July 1, 1997 through a private placement of equity securities (or debt securities convertible into or coupled with equity securities), the Fund will have the right to exchange some or all of the Preferred Stock and Warrants then owned by it for the new securities offered by the Registrant at an exchange price equal to the purchase price of such new securities.





                                      -2-
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       INTERNATIONAL REMOTE IMAGING
                                       SYSTEMS, INC.




Date:  January 15, 1997                By:  /s/ Martin S. McDermut
                                          -----------------------------------
                                                Martin S. McDermut
                                                Chief Financial Officer





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                                 Exhibit Index



No.              Document
---              --------
4                Certificate of Designations of Series A Convertible Preferred
                 Stock filed by Registrant on December 31, 1996 with the
                 Secretary of State of the State of Delaware;

10.1 Securities Purchase Agreement dated as of December 31, 1996 by and between the Registrant and Thermo Amex Convertible growth
                 Fund I, L.P.;

10.2 Registration Rights Agreement dated as of December 31, 1996 by and between the Registrant and Thermo Amex Convertible growth
                 Fund I, L.P.;

10.3 Common Stock Purchase Warrant dated as of December 31, 1996 by and between the Registrant and Thermo Amex Convertible growth
                 Fund I, L.P.;